Exhibit 10(a)
EXECUTION COPY
PAYMENT AGREEMENT
     This Payment Agreement (the “Agreement”) is made and entered into as of the 3rd day of October, 2008 (the “Effective Date”), among Cleveland-Cliffs Inc, an Ohio corporation (“CLF”), Cliffs Mining Company, a Delaware corporation and wholly-owned subsidiary of CLF (“CMC” and collectively with CLF, “Cliffs”), The Regent Investment Company, L.P., a Delaware limited partnership (“Regent”); Questor Partners Fund II, L.P., a Delaware limited partnership (“QPII”); Questor Side-by-Side Partners II, L.P., a Delaware limited partnership (“SBSII”); Questor Side-by-Side Partners II 3(c)1, L.P., a Delaware limited partnership (“SBSII3(c)1”); Questor General Partner II, L.P., a Delaware limited partnership (“QGPII” and, together with QPII, SBSII, SBSII3(c)1, the “Questor Members”); PinnOak Resources Employee Equity Incentive Plan, LLC, a Delaware limited liability company (“Employee LLC” and, together with Regent, the Questor Members and Employee LLC, the “Selling Unit Holders”).
RECITALS
     A. On June 14, 2007, CLF, the Selling Unit Holders, PinnOak Resources, LLC, a Delaware limited liability company (“PinnOak”), and Questor Partners Fund II AIV-1, LLC, a Delaware limited liability company (“QPII-AIV”), entered into that certain Unit Purchase Agreement (the “Purchase Agreement”).
     B. On July 18, 2007, pursuant to that certain Assignment and Assumption Agreement, CLF assigned and transferred its rights, interests and obligations under the Purchase Agreement to CMC and CMC assumed such rights, interests and obligations, such that, on July 31, 2007, CLF, indirectly through CMC and CLF PinnOak LLC, a Delaware limited liability company and wholly-owned subsidiary of CLF, acquired from the Selling Unit Holders and QPII-AIV all of the outstanding units in PinnOak.
     C. As part the Purchase Price paid under Section 2.2(a)(iii) of the Purchase Agreement, the Selling Unit Holders and the Blocker Parties are to receive, on or before December 31, 2009, the Deferred Payment.
     D. In consideration of the premises and the terms and conditions of this Agreement, the parties have agreed to amend the Purchase Agreement to provide for the acceleration and payment, in full without any DP Setoff Amount, of the Deferred Payment contemporaneously with the execution and delivery of this Agreement.
     E. As part the Purchase Price paid under Section 2.2(a)(iv) of the Purchase Agreement, the Selling Unit Holders and the Blocker Parties are to receive an Earnout Payment if certain financial criteria and other metrics are met by PinnOak during the Earnout Period, which Earnout Payment is defined, determined and paid out in accordance with the terms of Section 2.3 of the Purchase Agreement.
     F. In further consideration of the premises and the terms and conditions of this Agreement, the parties have agreed to amend the Purchase Agreement to fix the amount of the Earnout Payment and to provide for the acceleration of the Earnout Due Date and the payment, without any EO Setoff Amount, of such agreed-upon Earnout Payment contemporaneously with the execution and delivery of this Agreement.
     G. The parties have further agreed to amend the Purchase Agreement to reflect the agreement of the Selling Unit Holders, on behalf of themselves, and QPII, on behalf of the Blocker Parties, to accept payment of the Deferred Payment and Earnout Payment in the form of Cliffs Stock (as defined herein) to be issued contemporaneously with the effectiveness of this Agreement and not in cash.
     H. The parties have further agreed to amend the Purchase Agreement to reflect the agreement of Cliffs to provide to the Selling Unit Holders and the Blocker Parties a true-up, to be paid in the form of the issuance of additional Cliffs Stock, if any, in the event that the Adjustment Date Stock Price (as defined herein) is less than the Base Stock Price (as defined herein).
     I. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Purchase Agreement.
     NOW, THEREFORE, the parties hereto agree as follows:
1.	Governing Provisions. In the event of any discrepancy between this Agreement and the provisions of the Purchase Agreement, this Agreement shall control. Each of the Selling Unit Holders and Cliffs acknowledges that the provisions of this Agreement may not be consistent with, and in some cases may directly conflict with, the provisions of the Purchase Agreement. Each of the Selling Unit Holders and Cliffs hereby waive any provision of the Purchase Agreement that is inconsistent with any provision of this Agreement. This is a waiver only as to the transactions contemplated by this Agreement and shall not operate as a waiver for any other purpose.

2.	Deferred Payment. The parties hereto agree that the Deferred Payment under Section 2.2(c)(i) of the Purchase Agreement shall be $108,393,750. The parties hereto agree that for all purposes under the Purchase Agreement the due date for the Deferred Payment shall be the date of this Agreement, and Cliffs agrees to pay the Deferred Payment to each of the Selling Unit Holders and the Blocker Parties contemporaneously with the execution and delivery of this Agreement. The form of payment shall be as provided in Section 5 of this Agreement and shall be allocated and paid to each Selling Unit Holder and Blocker Party as provided for in Section 2.2(c)(i) of the Purchase Agreement. For the avoidance of doubt, Cliffs acknowledges and agrees that the DP Setoff Amount shall be zero dollars ($0.00) and that there will be no reduction in the amount of or set off against the Deferred Payment under this Agreement or the Purchase Agreement.

3.	Earnout Payment. The parties hereto agree that the Earnout Payment under Section 2.3(g)(i) of the Purchase Agreement shall be $151,606,250. The parties hereto agree that for all purposes of the Purchase Agreement the Earnout Due Date shall be the date of this Agreement, and Cliffs agrees to pay the Earnout Payment shall to each of the Selling Unit Holders and the Blocker Parties contemporaneously with the execution and delivery of this Agreement. The form of payment shall be as provided in Section 5 of this

Agreement and shall be allocated and paid to each Selling Unit Holder and Blocker Party as provided for in Section 2.3(f) of the Purchase Agreement. For the avoidance of doubt, Cliffs acknowledges and agrees that the EO Setoff Amount shall be zero dollars ($0.00) and that that there will be no reduction in the amount of or set off against the Earnout Payment under this Agreement or the Purchase Agreement.

4.	Indemnification under the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, including Sections 8.2(d), 8.4(b) and 8.6 thereof, any payments required to be made by a Selling Unit Holder pursuant to Article VIII of the Purchase Agreement, except payments for claims based on fraud, were to be solely and exclusively funded by the right to set-off the Deferred Payment and, with respect certain claims, exclusively funded by the right first to set-off the Deferred Payment with any balance to be funded by the right to set-off the Earnout Payment. In addition, pursuant to the terms of the Purchase Agreement, notice of any claim in respect of a breach of a representation, warranty, covenant or agreement must be delivered before the Cut-off Date or, in any event, on or prior to the Earnout Due Date. Cliffs acknowledges and agrees that it has made no claims for indemnification pursuant to Article VIII of the Purchase Agreement prior to the date of this Agreement and that it will be foreclosed from bringing any such claims from and after the execution and delivery of this Agreement. Cliff hereby irrevocably waives any and all of its rights and claims to indemnification pursuant to Article VIII of the Purchase Agreement and irrevocably releases the Selling Unit Holders from any and all obligations under Article VIII of the Purchase Agreement. For purposes of this Section 4, the term “Selling Unit Holder” shall be deemed to include the Blocker Parties.

5.	Payments. In consideration for the Selling Unit Holders entering into this Agreement:
5.1	Contemporaneously with the execution and delivery of this Agreement, CLF will issue to the Selling Unit Holders and the Blocker Parties an aggregate number of shares of Cliffs Stock (hereinafter referred to as the “Final Payment”) determined by the quotient of (a) $260,000,000 (which amount is equal to the sum of the Deferred Payment plus the Earnout Payment) divided by (b) $65.00.

5.2	The shares of Cliffs Stock comprising the Final Payment (the “Final Payment Shares”) shall be allocated among and issued to the Selling Unit Holders and Blocker Parties by Cliffs issuing to each Selling Unit Holder and Blocker Party such number of shares of Cliffs Stock set forth opposite such recipient’s name on Exhibit A attached hereto under the heading “Number of Final Payment Shares”. Except as provided in Section 5.3 below, the Final Payment will constitute full and final payment to each Selling Unit Holder and Blocker Party (with respect to their portion thereof) of the Deferred Payment and the Earnout Payment under the Purchase Agreement and Cliffs shall have no further obligations to the Selling Unit Holders or the Blocker Parties under the Purchase Agreement with respect to the payment of Purchase Price. The Final Payment Shares will be issued in book-entry form, and CLF will provide evidence that the shares have been credited to a book-entry account in the applicable Selling Unit Holder’s name.

5.3	In the event that the Adjustment Date Stock Price is lower than the Base Stock Price, CLF agrees to issue to the Selling Unit Holders and Blocker Parties an aggregate number of additional shares of Cliffs Stock equal to the quotient of (a) the product of (i) the total number of shares of Cliffs Stock issued on the Effective Date pursuant to Section 5.2 multiplied by (ii) the excess of the Base Stock Price over the Adjustment Date Stock Price divided by (b) the Adjustment Date Stock Price (the “Adjustment Payment”). If an Adjustment Payment is required to be issued under this Section 5.3, the shares of Cliffs Stock comprising the Adjustment Payment (the “Adjustment Payment Shares” and together with the Final Payment Shares, the “Payment Agreement Shares”) shall be allocated among and issued to the Selling Unit Holders and Blocker Parties by Cliffs issuing to each Selling Unit Holder and Blocker Party such number of shares of Cliffs Stock as is equal to the product of (a) the Adjustment Payment multiplied by (b) the applicable percentage of such Selling Unit Holder and Blocker Party as set forth opposite such recipient’s name on Exhibit A attached hereto under the heading “% Allocation For Adjustment Payment Shares”. Fractional shares will not be issued and the portion of the Adjustment Payment issuable to each Selling Unit Holder or Blocker Party will be rounded up to the next whole share. The Adjustment Payment Shares will be issued in book-entry form, and CLF will provide evidence that such shares have been credited to a book-entry account in the applicable Selling Unit Holder’s name. Notwithstanding any provision to the contrary in this Section 5.3, CLF shall be under no obligation to issue additional shares of Cliffs Stock pursuant to this Section 5.3 if the Shelf Registration Statement was not effective on October 7, 2008 due to the failure of one or more Selling Unit Holders to provide information required to be in the Shelf Registration Statement pursuant to Item 507 of Regulation S-K (the “Shareholder Information”); provided, however, that such additional shares shall be issuable if the Shelf Registration Statement is not effective within two Business Days after the date all Shareholder Information has been delivered to CLF.

5.4	For purposes of this Agreement, “Cliffs Stock” shall mean the CLF common shares, par value $0.125 per share; the “Base Stock Price” shall be an amount equal to the average of the closing price of a share of Cliffs Stock on the New York Stock Exchange for the two (2) trading days immediately preceding October 7, 2008 rounded to the nearest penny; and the “Adjustment Date Stock Price” shall mean the closing price of a share of Cliffs Stock on the New York Stock Exchange for the two (2) trading days immediately preceding the Adjustment Date rounded to the nearest penny; and the “Adjustment Date” means the date the Shelf Registration Statement (as defined below) becomes effective under the Securities Act of 1933, as amended (the “Securities Act”) and the Prospectus (as defined below) forming a part thereof is available for use by the Selling Unit Holders in connection with the offer and sale of all of the shares of Cliffs Stock issued pursuant to this Agreement.

6.	Registration Rights
6.1	Cliffs will use its best efforts to cause a Shelf Registration Statement to become effective under the Securities Act on October 7, 2008 (but in any event no later than October 14, 2008) and if CLF becomes eligible to file an “automatic shelf registration statement” (as defined in Rule 405 of the Securities Act) and if CLF is a “well-known seasoned issuer” (as defined in Rule 405 of the Securities Act), then CLF shall file with the Commission the Shelf Registration Statement in the form of an automatic shelf registration statement relating to the offer and sale of all of the Registrable Securities (as defined herein) by the Selling Unit Holders from time to time in accordance with the methods of distribution elected by the Selling Unit Holders and set forth in such Shelf Registration Statement. For purposes of this Agreement, the term “Shelf Registration Statement” means a “shelf” registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the Selling Unit Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission, filed by CLF pursuant to the provisions of Section 6 of this Agreement, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement; “Registrable Securities” means (i) all or any portion of the Payment Agreement Shares and (ii) any other shares of Cliffs Stock or other securities issued as (or issued upon conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, in exchange for or in replacement of the Payment Agreement Shares; provided, however, that any such securities shall cease to be “Registrable Securities” if they are transferred or sold by a Selling Unit Holder to any person that is not a Permitted Transferee (as defined below) of such Selling Unit Holder; “Prospectus” means the prospectus (including, without limitation, any preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act) included in the Shelf Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by CLF under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated by reference therein; and “Permitted Transferee” means in the case of each Selling Unit Holder: (a) any affiliate of such Selling Unit Holder; and (b) in the case of a Selling Unit Holder that is a corporation, limited partnership, limited liability company, trust or other entity, the stockholders, partners, members or holders of other beneficial or equity interests of such entity, who receive Registrable Shares in a distribution thereof from the entity in a transaction that is not deemed to be a sale under Section 5 of the Securities Act. For purposes of this Section 6 and Exhibit B attached hereto, the term “Selling Unit Holder” shall be deemed to include any Permitted Transferee.

6.2	CLF shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus to be usable by the Selling Unit Holders until the earliest of: (1) the sale of all Cliffs Stock registered under the Shelf Registration Statement; (2) the six-month anniversary of the date hereof if, at such time, the Cliffs Stock is tradable by the Selling Unit Holders without restriction pursuant to Rule 144 of the Securities Act; and (3) the one-year anniversary of the date hereof (such period being referred to herein as the “Effectiveness Period”). CLF shall be deemed not to have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if CLF voluntarily takes any action that would result in the Selling Unit Holders not being able to offer and sell any of the Cliffs Stock covered thereby during that period, unless such action is (A) required by applicable law and CLF thereafter promptly complies with the requirements of Section 9 of Exhibit B attached hereto or (B) permitted pursuant to Section 6.3 below.

6.3	CLF may suspend the use of the Prospectus for up to four (4) periods not to exceed 10 consecutive days per period or an aggregate of 30 days during the Effectiveness Period, if the Board of Directors of CLF shall have determined in good faith that because of valid business reasons (not including avoidance of CLF’s obligations hereunder), including the acquisition or divestiture of assets, pending corporate developments and similar events, it is in the best interests of CLF to suspend such use, and prior to suspending such use CLF provides the Selling Unit Holders with ten (10) Business Days’ prior written notice (a “Blackout Notice”) of such suspension, which notice need not specify the nature of the event giving rise to such suspension; provided, however, that CLF shall not be permitted to provide the Selling Unit Holders with a Blackout Notice during the period ending on the tenth Business Day following the date the Shelf Registration Statement is effective and the Prospectus included therein is available for use by the Selling Unit Holders.

6.4	In connection with the Shelf Registration Statement, the registration procedures set forth on Exhibit B attached hereto shall apply. The terms and provisions of Exhibit B are incorporated into and form an integral part of this Section 6.

6.5	Except as otherwise provided herein and in Exhibit B attached hereto, CLF shall bear all fees and expenses incurred in connection with the performance of its obligations under Section 6 hereof and Exhibit B attached hereto; provided, however, that CLF shall not be responsible for the fees and expenses incurred by counsel for the Selling Unit Holders. Each Selling Unit Holder shall pay all discounts and commissions and transfer taxes, if any, relating to the sale or disposition of the Selling Unit Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

7.	Representations and Warranties.
7.1	Cliffs. Cliffs hereby represents and warrants to the Selling Unit Holders as follows:
(a)	Authority. Cliffs has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby, including the power and authority to pay and issue the Payment Agreement Shares. The execution and delivery of this Agreement by Cliffs, the performance by Cliffs of its obligations hereunder and the consummation by Cliffs of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Cliffs. This Agreement has been duly executed and delivered by Cliffs, and (assuming due authorization, execution and delivery by the Selling Unit Holders) this Agreement constitutes the legal, valid and binding obligation of Cliffs, enforceable against Cliffs in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar Laws affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)	No Conflict. Except as may result from any facts or circumstances relating solely to the Selling Unit Holders, the execution, delivery and performance of this Agreement by Cliffs and the consummation by Cliffs of the transactions contemplated hereby do not and will not (a) violate or conflict with the articles or certificate of incorporation, bylaws, code of regulations or similar governing documents of Cliffs, (b) conflict with or violate, in any material respect, any Law or Governmental Order applicable to Cliffs, or (c) result in a material breach of, or constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a material default) under, or give to any Person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien (other than a Permitted Lien) on any of the assets or properties of Purchaser or pursuant to, any Contract to which Purchaser is a party or by which any of their respective assets or properties are bound.

(c)	Consents and Approvals. The execution and delivery of this Agreement by Cliffs do not, and the performance of this Agreement by Cliffs will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or Person, except (a) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not, individually or in the aggregate, (i) prevent Cliffs from performing any of its material obligations under this Agreement or consummating the transaction contemplated hereby or (ii) reasonably be expected to have or result in a material adverse effect on CLF and its subsidiaries, taken as a whole or (b) as may be necessary as a result of any facts or circumstances relating solely to the Selling Unit Holders.

(d)	Capital Structure. The authorized capital stock of CLF consists entirely of (i) 224,000,000 shares of Cliffs Stock and (ii) 7,000,000 shares of preferred stock of CLF, of which (x) 3,000,000 shares have been designated as Serial Preferred Stock, Class A, without par value, of which 172,500 shares have been designated as 3.25% Redeemable Cumulative Convertible Perpetual Preferred Stock (“Series A-2 Preferred Stock”), and (y) 4,000,000 shares have been designated as Serial Preferred Stock, Class B, without par value. At the close of business on September 30, 2008: (i) 106,720,611 shares of Cliffs Stock were issued and outstanding (including 1,923,607 shares of restricted stock); (ii) 27,902,917 shares of Cliffs Stock were held by CLF in its treasury; (iii) 205 shares of Series A-2 Preferred Stock were issued and outstanding and 27,728 shares of Cliffs Stock were reserved for issuance in connection with the conversion of the Series A-2 Preferred Stock; and (iv) 8,500 shares of Cliffs Stock were subject to issued and outstanding options to purchase Cliffs Stock. As of the close of business on September 30, 2008, each share of Series A-2 Preferred Stock is currently convertible into 133.0646 shares of Cliffs Stock at a conversion price of $7.52 per share of Cliffs Stock. All outstanding shares of capital stock of CLF are, and all shares that may be issued (including pursuant to the terms of this Agreement) will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of preemptive rights. Except as otherwise provided in this Section 7.1(d), there are not issued, reserved for issuance or outstanding (i) any shares of capital stock or other voting securities of CLF, (ii) any securities convertible into or exchangeable or exercisable for shares of capital stock or voting securities of CLF or any subsidiary of CLF, or (iii) any warrants, calls, options or other rights to acquire from CLF or any subsidiary of CLF any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of CLF or any subsidiary of CLF. Except as otherwise provided in this Section 7.1(d), there are no outstanding obligations of CLF or any subsidiary of CLF to (i) issue, deliver or sell, or caused to be issued, delivered or sold, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of CLF or any subsidiary of CLF or (ii) repurchase, redeem or otherwise acquire any such securities. Pursuant to the Agreement and Plan of Merger, dated as of July 15, 2008, by and among CLF, Alpha Natural Resources, Inc. (“Alpha”) and Alpha Merger Sub, Inc. (formerly known as Daily Double Acquisition, Inc.), CLF agreed to acquire Alpha, and each stockholder of Alpha will receive 0.95 common shares of CLF and $22.33 in cash per share of Alpha common stock. Pursuant to the Purchase and Sale Agreement, dated as of July 11, 2008, by and among CLF, Cliffs

UTAC Holding LLC and United Mining Co., Ltd. (“United Mining”), CLF may be required to issue additional common shares to United Mining in connection with the purchase by CLF of United Mining’s 30% interest in United Taconite LLC. Except as otherwise provided in this Section 7.1(d), there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive from CLF or a subsidiary of CLF any payment based on the revenues, earnings or financial performance of CLF or any subsidiary of CLF or assets or calculated in accordance therewith.

(e)	SEC Reports and Financial Statements; Undisclosed Liabilities; WKSI Status.
(i)	CLF has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) under the Securities Act and the Exchange Act with the SEC since October 6, 2007 (as such reports, schedules, forms, statements and documents have been amended since the time of their filing, collectively, the “CLF SEC Documents”). As of their respective dates, or if amended prior to the date of this Agreement, as of the date of the last such amendment, the CLF SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such CLF SEC Documents, and none of the CLF SEC Documents when filed, or as so amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, other than comments received regarding the registration statement on Form S-4 filed by CLF in connection with its acquisition of Alpha, there are no outstanding or unresolved comments in comment letters received from the SEC staff.

(ii)	The financial statements of CLF included in the CLF SEC Documents, comply as to form, as of their respective date of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and on that basis fairly present in all material respects the consolidated financial position of CLF and the subsidiaries of CLF as of the dates thereof and the consolidated statements of income, cash flows and stockholders’ equity for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). No subsidiary of CLF is required to make any filings with the SEC. Except as disclosed in the CLF SEC Documents filed since December 31, 2007 and prior to the date of this Agreement (the “Recent CLF SEC Reports”), since December 31, 2007, CLF and the subsidiaries of CLF have not incurred any liabilities (direct, contingent or otherwise) that are of a nature that would be required to be disclosed on a balance sheet of CLF and the subsidiaries of CLF or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business and (B) liabilities that, individually or in the aggregate, would not reasonably be expected to have or result in a material adverse effect on CLF.

(iii)	As of October 6, 2008, to the best of CLF’s knowledge, CLF will be a well-know seasoned issuer as defined in Rule 405(a) of the Securities Act.
7.2	Selling Unit Holders. Each Selling Unit Holder, severally and not jointly, hereby represents and warrants to Cliffs as follows:
(a)	Authority. Such Selling Unit Holder has the full legal right and power and all authority required by Law to enter into this Agreement, to carry out its respective obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Unit Holder, and (assuming due authorization, execution and delivery by Cliffs) this Agreement constitutes the legal, valid and binding obligation of such Selling Unit Holder, enforceable against such Selling Unit Holder in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar Laws affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)	No Conflict. Except as may result from any facts or circumstances relating to Cliffs, the execution, delivery and performance of this Agreement by or on behalf of such Selling Unit Holder and the consummation by such Selling Unit Holder of the transactions contemplated hereby do not and will not violate or conflict with the organizational documents of such Selling Unit Holder or any Law or Governmental Order applicable to such Selling Unit Holder, except for any such violations or conflicts as would not materially delay the ability of such Selling Unit Holder to perform its material obligations under this Agreement or consummate the transactions contemplated hereby.

(c)	Consents and Approvals. The execution and delivery of this Agreement by or behalf of such Selling Unit Holder do not, and the performance by such Selling Unit Holder of its respective obligations hereunder will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or Person, except (a) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent such Selling Unit Holder from performing any of its material obligations under this Agreement or consummating the transaction contemplated hereby or (c) as may be necessary as a result of any facts or circumstances relating to Cliffs or its affiliates.

(d)	Securities Law Matters. Such Selling Unit Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of their investment in the Cliffs Stock and is able to bear the economic risks of such investment. Such Selling Unit Holder understands that the Cliffs Stock has not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available. Except for SBSII3(c)1, such Selling Unit Holder represents and warrants that he or it is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act. Such Selling Unit Holder further represents that such Selling Unit Holder has had the opportunity to ask questions of CLF and received answers concerning the terms and conditions of the sale of the Cliffs Stock. Except as contemplated by Section 6 of this Agreement, each Selling Unit Holder severally represents that it is purchasing the Cliffs Stock for its own account and not with a view to the distribution thereof.

(e)	QPII Authority For Blocker Parties. QPII has all power and authority necessary to accept on behalf of the Blocker Parties the shares of Cliffs Stock issuable hereunder to the Blocker Parties and to control the vote and disposition of such shares.
8.	Voting Agreement. Concurrently with the execution and delivery of this Agreement, CLF and each Selling Unit Holder are entering into a Shareholder Voting Agreement, dated as of the Effective Date, substantially in the form attached hereto as Exhibit C (each, a “Voting Agreement”), between CLF and each Selling Unit Holder.
9.	Indemnification.
9.1	Indemnification by CLF. Upon the registration of the Registrable Securities pursuant to Section 6 hereof, CLF shall indemnify and hold harmless the Selling Unit Holders and each selling agent or other securities professional, if any, which facilitates the disposition of Registrable Securities, and each of their respective officers and directors and each person who controls such Selling Unit Holder, selling agent or other securities professional within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes referred to as an “Indemnified Person”) against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement under which such Registrable Securities are to be registered under the Securities Act, or any Prospectus contained therein or furnished by CLF to any Indemnified Person, or any amendment or supplement thereto (including, without limitation, any “issuer free writing prospectus” as defined in Rule 433), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and CLF hereby agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that CLF shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Shelf Registration Statement or Prospectus, or amendment or supplement (including, without limitation, any “issuer free writing prospectus” as defined in Rule 433), in reliance upon and in conformity with written information furnished to CLF by an Indemnified Person expressly for use therein.

9.2	Indemnification by the Selling Unit Holders and any Agents. Each Selling Unit Holder agrees, and each selling agent or other securities professional, if any, which facilitates the disposition of Registrable Securities shall agree, as a consequence of facilitating such disposition of Registrable Securities, severally and not jointly, to (i) indemnify and hold harmless CLF, its directors, officers who sign any Shelf Registration Statement and each person, if any, who controls CLF within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which CLF or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Shelf Registration Statement or Prospectus, or any amendment or supplement (including, without limitation, any “issuer free writing prospectus” as defined in Rule 433), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to CLF by such Selling Unit Holder, selling agent or other securities professional expressly for use therein, and (ii) reimburse CLF for any legal or other expenses reasonably incurred by CLF in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Unit Holder shall not be required to undertake liability to any person under this Section 5(b) for any amounts in excess of the dollar amount of the proceeds to be received by the Selling Unit Holder from the sale of such Selling Unit Holder’s Registrable Securities pursuant to such registration.

9.3	Notices of Claims, Etc. Promptly after receipt by an indemnified party under Section 9.1 or 9.2 above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party otherwise than under the indemnification provisions of or contemplated by Section 9.1 or 9.2 above. In case any such action shall be brought against any indemnified party and the indemnified party shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that the indemnifying party shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) in the case where the indemnified party is an actual party to such action or claim, includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

9.4	Contribution. If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.4 were determined by pro rata allocation (even if the Selling Unit Holders or any selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Selling Unit Holders and any selling agents or other securities professionals in this Section 9.4 to contribute shall be several in proportion to the percentage of principal amount of Registrable Securities registered by them and not joint.

9.5	Notwithstanding any other provision of this Section 9, in no event will (i) any Selling Unit Holder be required to undertake liability to any person under this Section 9 for any amounts in excess of the dollar amount of the proceeds to be received by such Selling Unit Holder from the sale of such Selling Unit Holder’s Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Shelf Registration Statement under which such Registrable Securities are to be registered under the Securities Act and (ii) any selling agent or other securities professional be required to undertake liability to any person hereunder for any amounts in excess of the discount, commission or other compensation payable to such selling agent or other securities professional with respect to the Registrable Securities distributed by it to the public.

9.6	The obligations of CLF under this Section 9 shall be in addition to any liability which CLF may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Section 9 shall be in addition to any liability which such Indemnified Person may otherwise have to CLF. The remedies provided in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.
10.	Cooperation. Each of the parties will use its best efforts to take all actions and to do all things necessary in order to carry out and make effective the transactions contemplated by this Agreement.

11.	Expenses. Each party shall pay its own fees and expenses arising in connection with the negotiation and preparation of the Agreement and the consummation of the transactions contemplated hereby.

12.	No Third Party Beneficiaries. Other than the Blocker Parties who expressly are beneficiaries of the terms of this Agreement, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
13.	Entire Agreement. This Agreement, the Voting Agreements, the Registration Rights Agreement and the Purchase Agreement (as amended hereby) supersede all prior agreements and understandings, oral and written, among the parties with respect to the subject matter hereof, and this Agreement, the Voting Agreements, the Registration Rights Agreement and the Purchase Agreement (as amended hereby), constitute the entire agreement of the parties relating to the subject matter herein.
14.	Headings. The article, section and other headings contained in the Agreement are for reference purposes only and shall not be deemed to be a part of the Agreement or to affect the meaning or interpretation of the Agreement.
15.	Counterparts. The Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.
16.	Governing Law; Submission to Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely therein without giving effect to the principles of conflicts of law thereof or of any other jurisdiction. Each of the parties hereto hereby expressly and irrevocably submits to the exclusive personal jurisdiction of the United States District Court for the District of Delaware and to the jurisdiction of any other competent court of the State of Delaware located in New Castle County (collectively, the “Delaware Courts”), preserving, however, all rights of removal to such federal court under 28 U.S.C. Section 1441, in connection with all disputes arising out of or in connection with this Agreement or the transactions contemplated hereby and agrees not to commence any litigation relating thereto except in such courts. If the aforementioned courts do not have subject matter jurisdiction, then the proceeding shall be brought in any other state or federal court located in the State of Delaware, preserving, however, all rights of removal to such federal court under 28 U.S.C. Section 1441. Each party hereby waives the right to any other jurisdiction or venue for any litigation arising out of or in connection with this Agreement or the transactions contemplated hereby to which any of them may be entitled by reason of its present or future domicile. Notwithstanding the foregoing, each of the parties hereto agrees that each of the other parties shall have the right to bring any action or proceeding for enforcement of a judgment entered by the Delaware Courts in any other court or jurisdiction.

17.	Waiver of Jury Trial. THE SELLING UNIT HOLDERS AND CLIFFS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY OF THE SELLING UNIT HOLDERS OR CLIFFS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.
18.	Severability. If any term, covenant, condition, or provision of the Agreement or the application thereof to any circumstance shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions, and provisions of the Agreement shall not be affected and each remaining term, covenant, condition, and provision of the Agreement shall be valid and shall be enforceable to the fullest extent permitted by law. If any provision of the Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.
19.	Amendments. The Agreement may not be modified or changed except by an instrument or instruments in writing signed by all parties making specific reference to this Agreement.
20.	Assignment. No party shall assign its rights or obligations under this Agreement without the prior written consent of the other party.
21.	Successors and Assigns. The covenants, agreements, and conditions contained or granted shall be binding upon and shall inure to the benefit of Cliffs and each Selling Unit Holder and their respective successors and permitted assigns.
22.	Construction of Agreement. The Agreement was negotiated at arm’s length by the parties hereto and their respective counsel. The Agreement shall not be construed as having been “drafted” by any one party and shall not be construed against any party as a drafting party.
[Signature page to follow]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

CLEVELAND-CLIFFS INC

/s/ Laurie Brlas

By: Laurie Brlas
Its: Executive Vice President and Chief Financial Officers

CLIFFS MINING COMPANY

/s/ Laurie Brlas

By: Laurie Brlas
Its: Executive Vice President and Chief Financial Officers

THE REGENT INVESTMENT COMPANY, L.P.

By:	/s/ Benjamin M. Statler

Name: Benjamin M. Statler
Title: President

QUESTOR PARTNERS FUND II, L.P.

By: Questor General Partner II, L.P.
Its: General Partner

By: Questor Principals II, Inc.
Its: General Partner

By:	/s/ Robert D. Denious

Name: Robert D. Denious
Title: Authorized Signatory
[Signature page to Payment Agreement]

QUESTOR SIDE-BY-SIDE PARTNERS II. L.P.

By: Questor Principals II, Inc.
Its: General Partner

By:	/s/ Robert D. Denious

Name: Robert D. Denious
Title: Authorized Signatory

QUESTOR SIDE-BY-SIDE PARTNERS II 3(c)1, L.P.

By: Questor Principals II, Inc.
Its: General Partner

By:	/s/ Robert D. Denious

Name: Robert D. Denious
Title: Authorized Signatory

QUESTOR GENERAL PARTNER II, L.P.

By: Questor Principals II, Inc.
Its: General Partner

By:	/s/ Robert D. Denious

Name: Robert D. Denious
Title: Managing Director

PINNOAK RESOURCES EMPLOYEE EQUITY INCENTIVE PLAN, LLC

By:	/s/ Ronald Stovash

Name: Ronald Stovash
Title: Authorized Signatory
[Signature page to Payment Agreement]

EXHIBIT A
Allocation of Final Payment

		% Allocation
	Number of	For Adjustment
	Final Payment	Payment
Selling Unit Holders	Shares	Shares
The Regent Investment Company, L.P.	1,927,134	46.825000%
Questor Partners Fund II, L.P.	1,052,289	25.568254%
Questor Side-by-Side Partners II, L.P.	87,147	2.117456%
Questor Side-by-Side Partners II 3(c)1, L.P.	32,906	0.799543%
Questor Partners Fund II, L.P. on behalf of the Blocker Parties	754,792	18.339746%
Questor General Partner II, L.P.	—	—
PinnOak Resources Employee Equity Incentive Plan, LLC	145,732	6.350000%

Total	4,000,000	100.000000%

EXHIBIT B
Registration Procedures
Capitalized terms used in this Exhibit B without definition shall have the meanings ascribed to them in the Payment Agreement to which this Exhibit B is attached (the “Agreement”).
1.	CLF shall furnish to each Selling Unit Holder a copy of the Shelf Registration Statement initially filed with the Commission, and shall furnish to each Selling Unit Holder, prior to the filing thereof with the Commission, copies of each amendment thereto and each amendment or supplement, if any, to the Prospectus included therein, and shall use its commercially reasonable efforts to reflect in each such document, at its effective time or when so filed with the Commission, as the case may be, such comments as such Selling Unit Holder and its counsel reasonably may propose; provided that this Section 1 shall not apply to periodic or current reports under the Exchange Act.
2.	CLF shall promptly take such action as may be necessary so that (i) the Shelf Registration Statement (as of the effective date of the Shelf Registration Statement), any amendment thereof (as of the effective date thereof) or supplement thereto (as of its date), including in each case any documents incorporated by reference therein, (A) will comply in all material respects with the applicable requirements of the Securities Act and the General Rules and Regulations promulgate under the Securities Act and Exchange Act (the “Rules and Regulations”) and (B) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) any related prospectus, preliminary prospectus or “free writing prospectus” (as defined in Rule 405 promulgated under the Securities Act) and any amendment thereof or supplement thereto (including in each case any documents incorporated by reference therein) as of its date, (A) will comply in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations and (B) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
3.	CLF shall promptly advise each Selling Unit Holder, and shall confirm such advice in writing if so requested by a Selling Unit Holder:
a.	when a Shelf Registration Statement and any amendment thereto has been filed with the Commission and when a Shelf Registration Statement or any post-effective amendment thereto has become effective;

b.	of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information;

c.	of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for such purpose;

d.	of the receipt by CLF of any notification with respect to the suspension of the qualification of the securities included in the Shelf Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

e.	of the occurrence of any event or the existence of any state of facts that requires the making of any changes in the Shelf Registration Statement or the Prospectus included therein so that, as of such date, such Shelf Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to each Selling Unit Holder to suspend the use of the Prospectus until the requisite changes have been made); provided that the Selling Unit Holders shall maintain the confidentiality of such advice to the extent such advice contains non-public information as designated by CLF.
4.	CLF shall use its commercially reasonable efforts to prevent the issuance, and if issued to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement.
5.	CLF shall furnish to each Selling Unit Holder, without charge, at least one copy of the Shelf Registration Statement and all post-effective amendments thereto, including financial statements and schedules, and, if a Selling Unit Holder so requests in writing, all reports, other documents and exhibits that are filed with or incorporated by reference in the Shelf Registration Statement.
6.	CLF shall, during the Effectiveness Period, deliver to each Selling Unit Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as a Selling Unit Holder may reasonably request; and CLF consents (except during the periods specified in Section 6.3 of the Agreement or during the continuance of any event or the existence of any state of facts described in Section 3(e) of this Exhibit B) to the use of the Prospectus and any amendment or supplement thereto by each Selling Unit Holder in connection with the offering and sale of the Registrable Securities covered by the Prospectus and any amendment or supplement thereto during the Effectiveness Period.
7.	Prior to any offering of Registrable Securities pursuant to the Shelf Registration Statement, CLF shall (i) register or qualify or cooperate with the Selling Unit Holders and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as a Selling Unit Holder may reasonably request, (ii) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for so long as may be necessary to enable each Selling Unit Holder to complete its distribution of Registrable Securities pursuant to the Shelf Registration Statement, and (iii) take any and all other commercially reasonable actions necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities; provided, however, that in no event shall CLF be obligated to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 7 of this Exhibit B or (B) file any general consent to service of process in any jurisdiction where it is not as of the date hereof so subject.

8.	Unless any Registrable Securities shall be in book-entry only form, CLF shall cooperate with the Selling Unit Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the Shelf Registration Statement, which certificates, if so required by any securities exchange upon which any Registrable Securities are listed, shall be penned, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders, and which certificates shall be free of any restrictive legends and in such permitted denominations and registered in such names as each Selling Unit Holder may request in connection with the sale of Registrable Securities pursuant to the Shelf Registration Statement.

9.	Upon the occurrence of any event or the existence of any state of facts contemplated by Section 3(e) of this Exhibit B, CLF shall promptly prepare a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If CLF notifies a Selling Unit Holder of the occurrence of any event or the existence of any state of facts contemplated by Section 3(e) of this Exhibit B, such Selling Unit Holder shall suspend the use of the Prospectus until the requisite changes to the Prospectus have been made.

10.	CLF shall use its commercially reasonable efforts to comply with all applicable Rules and Regulations.

11.	CLF will use its commercially reasonable efforts to cause the Registrable Securities to be listed on the New York Stock Exchange or other stock exchange or trading system on which the Cliffs Stock primarily trades on or prior to the Effective Time of the Shelf Registration Statement.

12.	CLF shall use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities.

13.	CLF shall: (A) make reasonably available for inspection by the Selling Unit Holders, and any attorney, accountant or other agent (including any selling agent or other securities professional) retained by a Selling Unit Holder, all relevant financial and other records, pertinent corporate documents and properties of CLF and its subsidiaries, and (B) cause CLF’s officers, directors and employees to supply all information, and make themselves available, on a reasonable basis, to answer questions about and discuss such information, reasonably requested by such Selling Unit Holder or any such attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that all records, information and documents that are designated in writing by CLF, in good faith, as confidential shall be kept confidential by such Selling Unit Holders and any such attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such records, information or documents become available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided, further, that if the foregoing inspection and information gathering would otherwise disrupt CLF’s conduct of its business, such inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the Selling Unit Holder and the other parties entitled thereto by one counsel designated by and on behalf of the Selling Unit Holders and other parties.

14.	CLF shall, in connection with any offering and sale by a holder of Registrable Securities facilitated by one or more selling agents or other securities professionals (an “Underwriter”), use commercially reasonable efforts to (i) obtain as soon as reasonably practicable following receipt of request therefor from such selling holder (in any event no later than 15 calendar days after receipt of such request) opinions and “negative assurance” letters of counsel to CLF and updates thereof (which counsel and which opinions shall be reasonably satisfactory to such Underwriter and such selling holder) addressed to such selling holder and such Underwriter covering the matters customarily covered in opinions and “negative assurance” letters requested in such transactions and such other matters as may be reasonably requested by such selling holder and such Underwriter or their counsel and (ii) deliver such documents and certificates as may be reasonably requested by such selling holder and by such Underwriter, including a certificate executed by a duly authorized officer of CLF confirming the absence of the occurrence of any event or the existence of any state of facts contemplated by Section 3(e) of this Exhibit B; provided, however, that the reasonable fees and expenses of outside counsel to CLF incurred in connection with CLF’s performance of its obligations under clause (i) of this Section 14 of this Exhibit B shall be borne by such selling holder.

15.	In the event that any broker-dealer registered under the Exchange Act shall be an “affiliate” (as defined in Rule 2720(b)(1) of the Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) (or any successor provision thereto)) of CLF or has a “conflict of interest” (as defined in Rule 2720(b)(7) of the FINRA Rules (or any successor provision thereto)) and such broker-dealer shall assist in the distribution of any Registrable Securities covered by the Shelf Registration Statement, whether as a placement or sales agent or a broker or dealer in respect thereof, or otherwise, CLF shall assist such broker-dealer in complying with the requirements of the FINRA Rules, including, without limitation, by providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the FINRA Rules.

16.	CLF shall use its commercially reasonable efforts to take all other steps necessary to effect the registration, offering and sale of the Registrable Securities covered by the Shelf Registration Statement contemplated hereby.

B-4